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                                                AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                            OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNCIPAL FUNDS

         THIS  AMENDMENT NO. 1 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION  OF TRUST is made as of the 15th day of December, 2005 by the Trustees hereunder.

         WHEREAS,  the  Board of  Trustees  have  executed  an  Amendment  and  Restatement  to the  Agreement  and
Declaration of Trust dated March 26, 2004; and

         WHEREAS,  the Board of Trustees  have  determined  that it is in the best  interests  of American  Century
California Tax-Free and Municipal Funds (the "Trust") to change the name of a Series as set forth below:

                  Former Name                                                   New Name
         California Intermediate-Term Tax-Free Fund           California Tax-Free Bond Fund

         WHEREAS,  the  Trustees  have  approved  the  elimination  of the C Class  II  Class  for  the  California
High-Yield Municipal Fund, and

         WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to reflect these changes.

         NOW, THEREFORE, BE IT RESOLVED, that the Declaration of Trust is hereby amended as of January 1, 2006, by deleting the text of Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of date written above.

Trustees of the American Century California Tax-Free and Municipal Funds



/s/ Kenneth E. Scott                                         /s/ Ronald J. Gilson
Kenneth E. Scott                                             Ronald J. Gilson



/s/ Kathryn A. Hall                                          /s/ William M. Lyons
Kathryn A. Hall                                              William M. Lyons



/s/ John B. Shoven                                           /s/ Jeanne D. Wohlers
John B. Shoven                                               Jeanne D. Wohlers



/s/ Antonio Canova                                           /s/ John Freidenrich
Antonio Canova                                               John Freidenrich



/s/ Myron S. Scholes
Myron S. Scholes



                                                    Schedule A

                             American Century California Tax-Free and Municipal Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:


         Series                                                        Class            Date of Establishment

California Tax-Free Money Market Fund                                  Investor                  11/09/1983

California Limited-Term Tax-Free Fund                                  Investor                  06/01/1992

California Tax-Free Bond Fund                                          Investor                  11/09/1983

California Long-Term Tax-Free Fund                                     Investor                  11/09/1983

California High-Yield Municipal Fund                                   Investor                  12/30/1986
                                                                       A Class                   05/08/2002
                                                                       B Class                   05/08/2002
                                                                       C Class                   05/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
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